Exhibit 10.2
                                         First Amendment to Employment Agreement


                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

     This First Amendment (the "Amendment"), effective as of September 6, 2002 (the "Effective Date"), to the Employment Agreement (the "Employment Agreement") executed on January 30, 2002 by and between DSET Corporation, a New Jersey corporation (the "Company"), and Binay Sugla, an individual (the "Executive").

                                   WITNESSETH:

     WHEREAS, the Company and the Executive entered into the Employment Agreement; and

     WHEREAS, the Company's Board of Directors appointed Executive to the position of Chief Executive Officer effective May 24, 2002; and

     WHEREAS, the Company and the Executive desire to amend the Employment Agreement to reflect changes to which the parties hereby agree.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.   Definitions

     Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed thereto in the Employment Agreement.

2.   Chief Executive Officer

     The parties understand and agree that effective May 24, 2002, the Executive shall assume all duties and responsibilities of Chief Executive Officer of the Company. In connection therewith, the Employment Agreement, as amended hereby, shall continue to govern Executive's employment with the Company and it shall be further understood that: (i) each reference to the Executive's position as President shall include reference to the position of Chief Executive Officer;
(ii) each reference to the discretion of or decision of the Chief Executive Officer set forth in the Employment Agreement with respect to the Executive's employment shall hereinafter reference the discretion or decision of the Company's Board of Directors; and (iii) any ambiguity under or need for clarification of the Employment Agreement, as amended, shall be resolved by the Board of Directors in its sole discretion.

3.   Amendments

     Section 7 of the Employment Agreement shall be amended and restated in its entirety to read as follows:

     "7. Compensation Upon a Change in Control or in the Event of Termination. Upon the closing of a transaction resulting in a Change in Control of the Company, or in the event that the Employee's employment pursuant to this Agreement terminates


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          prior to the end of the term of this Agreement,  the Company shall pay the Employee compensation as set forth below:

          (a)(i) Severance Payment Upon Change in Control. Following a Change in Control, and only if the Employee is not entitled to receive compensation pursuant to Section 7(b)(i) hereof, the Company shall promptly pay to the Employee an amount equal to eighty percent (80%) of twelve times the average of the Employee's total monthly compensation (salary, bonus and commissions, as applicable) for the twelve months immediately prior to the termination in a single, lump sum payment within ten (10) days after the closing of the transaction resulting in the Change of Control.

          (a)(ii) Options and Warrants Upon Termination Surrounding a Change in Control. In the event that the Employee is terminated during the two-year period following a Change in Control:

               1.   Other than for Cause; or

               2. By the Employee as a result of, or within 30 days of the following:

                    (A) a reduction in his rate of regular compensation from the Company to an amount below the rate of his regular compensation as in effect immediately prior to the Change in Control;

                    (B) a requirement that the Employee relocate to a location more than fifty (50) miles from the Employee's current office location with the Company immediately prior to the Change in Control; or

                    (C) a change in duties or job responsibilities from those as in effect immediately prior to the Change in Control, which change results in the material diminution of the Employee's status, authority and duties, except for such subordination in duties or job responsibilities as may normally be required due to the Company's change from an independent business entity to being a subsidiary or division of another corporate entity;

                    then (y) all options and/or warrants then held by the Employee to purchase equity of the Company (or any successor or assign of the Company) shall become fully vested and fully exercisable and (z) any stock held by the Employee that is subject to a right of repurchase in favor of the
                    Company shall become fully vested and the right of repurchase shall lapse in its entirety. In such event, the Employee may exercise such options and/or warrants for a
                    period   of   ninety   (90)  days  from  the  date  of  such
                    termination.

          (b)(i) Severance. If the Employee's employment with the Company is terminated other than in connection with a Change in Control, and only if the Employee is not entitled to receive compensation pursuant to Section 7(a)(i) hereof, either:

               1. By the Company for no reason or for any reason other than Cause;

               2.   By the death or disability of the Employee;

               3.   By the Employee for Good Reason; or

               4. By the Employee, in the event that Employee is not elected to the position of President and Chief Executive Officer of the Company, or a comparable or higher office (other than for Cause), then the Company shall pay the Employee (or his estate or personal representative) an amount equal to eighty percent (80%) of twelve times the average of the Employee's total monthly compensation (salary, bonus and commissions, as applicable) for the twelve months immediately prior to the termination (the "Severance Payment"). Such Severance Payment shall be paid in equal monthly installments on the first business day of each month over the twelve-month period following termination, provided, however, that in the event the Employee's employment is so terminated on or before the first anniversary of this Agreement, the Severance Payment shall equal two hundred fifty nine thousand two hundred dollars ($259,200).

          (b)(ii) Additional Severance. If the Employee's employment with the Company is terminated (whether or not in connection with a Change in Control) either:

               1. By the Company for no reason or for any reason other than Cause;

               2.   By the death or disability of the Employee;

               3.   By the Employee for Good Reason; or

               4. By the Employee, in the event that Employee is not elected to the position of President and Chief Executive Officer of the Company, or a comparable or higher office (other than for Cause), then, if the Employee (or his estate or personal representative) elects to receive any medical or dental benefits pursuant to COBRA during the twelve months following such termination, the Company shall reimburse the costs of such benefits to the Employee (or pay the COBRA premium directly, at the Company's sole option). Employee (or his estate or personal representative) shall also be entitled to receive from the Company, for the twelve months following such termination, the life benefits previously received by the Employee, at the cost of the Company. In the event that the Employee's continued participation in any such plans for such period is not possible under the general terms and provisions thereof, the Company shall pay to the Employee benefits which are substantially similar in content and value to those which the Employee was entitled under such plans or programs for such period. The Company may withhold from any such severance compensation any federal, state, city, county or other taxes.

     Notwithstanding the foregoing, nothing shall prevent the Company from terminating the Employee for Cause or not electing the Employee for Cause, and in either such case the Company shall not be required to provide the compensation outlined in this Section 7.

          (c) Termination of 401K Matching. In the event of any termination of the employment of the Employee with the Company for any reason, whether by the Company or by the Employee, the obligation of the Company to match 401K contributions, if any, shall terminate.

          (d) Full Settlement. The Employee understands and agrees that any payment or acceleration of options or acceleration of warrants pursuant to Section 7 of this Agreement, if any, shall constitute the full settlement of any claim under law or equity that the Employee might otherwise assert against the Company, or any of its employees, officers or directors on account of the Employee's termination. The provision of payments or benefits under this
               Section is expressly conditioned upon the Employee's executing a valid general release of claims against the Company, its officers, directors, employees and agents as a condition to receiving any payments hereunder or acceleration of options or warrants. This Agreement shall supersede any obligation the Company may have with respect to the Employee pursuant to any employment contract or other agreement relating to the prescribed benefits. This Agreement contains the entire agreement of the parties concerning the subject matter hereof and supersedes any prior agreement between the Company and the Employee concerning the subject matter hereof."

4.   Reference to and Effect on the Employment Agreement

     (a) On and after the Effective Date, each reference to "this Agreement," "hereunder," "hereof," "herein," or words of like import shall mean and be a reference to the Employment Agreement as amended hereby. No reference to this Amendment need be made in any instrument or document at any time referring to the Employment Agreement. A reference to the Employment Agreement in any such instrument or document shall be deemed to be a reference to the Employment Agreement as amended hereby.

     (b) Except as expressly amended by this Amendment, the provisions of the Employment Agreement shall remain in full force and effect.

5.   Governing Law

     The Employment Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without giving effect to principles of conflicts of laws.

6.   Counterparts

     This Amendment may be executed in two counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.


                                      *****

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

                                      COMPANY:

                                      DSET CORPORATION



                                      By:  /s/ Bruce M. Crowell
                                           -------------------------



                                      EXECUTIVE


                                      /s/ Binay Sugla
                                      -------------------------------